                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64484) of AT&T Wireless Services, Inc. of our report dated June 7, 2002, relating to the statement of net assets available for benefits of the AT&T Wireless 401(k) Savings Plan at December 31, 2001, which appears in this Form 11-K

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
June 26, 2003